Exhibit (h)(4)(d)

AMENDMENT NO. 38 TO

PARTICIPATION AGREEMENT

BETWEEN

TRANSAMERICA SERIES TRUST AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 38 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between Transamerica Series Trust (the “Fund”) and Western Reserve Life Assurance Co. of Ohio (the “Company”).

1.     Schedule B of the Agreement is deleted in its entirety and replaced with the following

    Amended Schedule B:

AMENDED SCHEDULE B

Effective September 17, 2012

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:
WRL Series Life Account
WRL Series Annuity Account
WRL Series Annuity Account B
Separate Account VA U
Separate Account VA V
WRL Series Life Account G
Separate Account VA AA

Policies:
The Equity Protector
Janus Annuity Variable Annuity
WRL Freedom Equity Protector
WRL Freedom SP Plus
WRL Freedom Variable Annuity
WRL Freedom AttainerVariable Annuity
WRL Freedom Bellwether Variable Annuity
WRL Freedom Conqueror Variable Annuity
WRL Freedom Wealth Protector
WRL Freedom Wealth CreatorVariable Annuity
WRL Financial Freedom Builder
WRL Freedom Elite
WRL Freedom Premier Variable Annuity
WRL Freedom AccessVariable Annuity
WRL Freedom Enhancer Variable Annuity
WRL Freedom Elite Builder and Associate Freedom Elite Builder
WRL Freedom Elite Advisor
WRL Freedom Premier® II
WRL Freedom Access® II
WRL Freedom Enhancer® II
WRL Freedom Premier III Variable Annuity
WRL Xcelerator, Xcelerator Focus, Xcelerator Exec

Policies (continued):
WRL Freedom Elite Builder II
WRL ForLife
WRL Benefactor
WRL Freedom Asset Advisor
WRL Evolution
WRL Freedom Asset Advisor
Flexible Premium Variable Annuity—F, under marketing name “WRL Freedom Multiple”
Flexible Premium Variable Annuity—M, under marketing name “WRL Freedom Advisor”

Portfolios:	Transamerica Series Trust—each Portfolio has an Initial Class and a Service Class of Shares, except as noted.

Transamerica AEGON Active Asset Allocation—Conservative VP
Transamerica AEGON Active Asset Allocation—Moderate Growth VP
Transamerica AEGON Active Asset Allocation—Moderate VP
Transamerica AEGON High Yield Bond VP
Transamerica AEGON Money Market VP
Transamerica AEGON U.S. Government Securities VP
Transamerica AllianceBernstein Dynamic Allocation VP
Transamerica Asset Allocation—Conservative VP
Transamerica Asset Allocation—Growth VP
Transamerica Asset Allocation—Moderate VP
Transamerica Asset Allocation—Moderate Growth VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Efficient Markets VP
Transamerica Hanlon Income VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica International Moderate Growth VP
Transamerica Janus Balanced VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation—Balanced VP (Currently not offering Initial Class Shares)
Transamerica Legg Mason Dynamic Allocation—Growth VP (Currently not offering Initial Class Shares)
Transamerica Market Participation Strategy VP (Currently not offering Initial Class Shares)

Portfolios (continued):
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Managed Large Cap Core VP
Transamerica PIMCO Tactical—Balanced VP (Currently not offering Initial Class Shares)
Transamerica PIMCO Tactical—Conservative VP (Currently not offering Initial Class Shares)
Transamerica PIMCO Tactical—Growth VP (Currently not offering Initial Class Shares)
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP (Currently not offering Initial Class Shares)
Transamerica Systematic Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Third Avenue Value VP
Transamerica WMC Diversified Growth VP

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

TRANSAMERICA SERIES TRUST		WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Steven R. Shepard
	Christopher A. Staples		Steven R. Shepard
Title:	Vice President	Title:	Vice President

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